UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 23, 2023

Shoals Technologies Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39942	85-3774438
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Shoals Way	Portland	Tennessee	37148
(Address of principal executive offices)			(Zip Code)

(615) 451-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 Par Value	SHLS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Termination

On February 23, 2023, the Board of Directors (the “Board”) of Shoals Technologies Group, Inc. (the “Company”) made the decision to terminate Jason Whitaker’s employment as Chief Executive Officer of the Company, effective as of March 15, 2023. Mr. Whitaker will also cease to be a member of the Board on that date.

The Board determined that the termination of Mr. Whitaker’s employment constitutes a termination due to disability under both (i) the employment agreement entered into by and between Mr. Whitaker and Shoals Technologies Group, LLC, dated as of December 18, 2020 (the “Employment Agreement”), and (ii) the grant agreements governing the outstanding time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”) held by Mr. Whitaker (collectively, the “Grant Agreements”).

On February 24, 2023, the Company entered into a separation agreement with Mr. Whitaker (the “Separation Agreement”), memorializing the terms and conditions of his termination for disability under the Employment Agreement and the Grant Agreements. Pursuant to the Grant Agreements, Mr. Whitaker is entitled to the following treatment of his outstanding RSUs and PSUs, subject to Mr. Whitaker’s continued employment in good standing with the Company through March 15, 2023, continued compliance with the terms of the Separation Agreement and the restrictive covenants contained in the Employment Agreement, and the execution, re-execution and non-revocation of a customary release of claims: (i) all of his unvested RSUs will accelerate and immediately vest, and (ii) a prorated portion of his unvested PSUs will accelerate and immediately vest based on target performance, determined by the number of days Mr. Whitaker was employed with the Company during the three-year performance period that started on January 1, 2022. Mr. Whitaker is not entitled to any additional benefits or severance payments under the Employment Agreement.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Interim Chief Executive Officer Appointment

On February 23, 2023, the Board appointed Jeffery Tolnar, the Company’s President, as interim Chief Executive Officer, effective immediately following Mr. Whitaker’s termination as contemplated above. As of that date, Mr. Tolnar will assume the duties of the Company’s principal executive officer until his successor is appointed, or until his earlier resignation or removal.

Mr. Tolnar, 59, was appointed as President of the Company effective as of December 19, 2022. He previously served as Senior Vice President, Electric Vehicle Solutions of the Company after successfully launching the Company’s eMobility business unit. Mr. Tolnar will continue to be responsible for leading the Company’s growth, operational excellence, technology development and product innovation. Prior to joining the Company, Mr. Tolnar was most recently Chief Commercial Officer for Shell Greenlots, where he was responsible for growing their electric mobility solutions. Prior to Shell Greenlots, he served as President of Global Software Solutions for Honeywell’s Homes, Buildings and Utilities businesses and was also President of Elster Solutions, a global leader in electronic metering solutions. Mr. Tolnar holds a Bachelor of Science degree in Electrical Engineering Technology from Youngstown State University and a Master of Business Administration from Baker University.

Mr. Tolnar does not have any family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company is not aware of any related transactions or relationships between Mr. Tolnar and the Company that would require disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Tolnar and any other person pursuant to which Mr. Tolnar was selected as an officer of the Company.

Adoption of Executive Severance Plan

On February 23, 2023, the Board adopted the Shoals Technologies Group, Inc. Executive Severance Plan (the “Severance Plan”), effective as of February 23, 2023. The Severance Plan will be administered by the Compensation Committee of the Board (the “Committee”). Eligible executives will be designated by the Committee, and will be required to enter into a participation agreement with the Company in order to participate in the Severance Plan. Mr. Whitaker will not be eligible to participate in the Severance Plan.

Upon a Qualifying Termination outside of the Change in Control Protection Period (each as defined in the Severance Plan), participants in the Severance Plan will be eligible to receive, subject to the execution and non-revocation of a release of claims and continued compliance with restrictive covenants, the following severance payments and benefits:

•

a cash severance payment equal to 12 months of the participant’s base salary (or 24 months for the Company’s Chief Executive Officer (the “CEO”)), payable in substantially equal installments over the 12-month period following the date of termination (or the 24-month period for the CEO); and

•

during the portion of the participant’s severance period that the participant is eligible for and timely elects continued coverage pursuant to COBRA, the Company will, at its option, pay or reimburse the participant for the difference between the amount paid to continue coverage and the employee contribution amount (the “COBRA Benefits”).

Upon a Qualifying Termination during the Change in Control Period, participants in the Severance Plan will be eligible to receive, subject to the execution and non-revocation of a release of claims and continued compliance with restrictive covenants, the following severance payments and benefits:

•

a cash severance payment equal to the sum of (i) 12 months of the participant’s base salary plus (ii) the participant’s target annual bonus for the year that includes the date of termination (or, for the CEO, the sum of (i) 24 months of the CEO’s base salary plus (ii) two times the CEO’s target annual bonus for the year that includes the date of termination), payable in substantially equal installments over the 12 month period following the date of termination, (or the 24 month period for the CEO); and

•	the COBRA Benefits.

Upon a participant’s termination of employment for any reason (pursuant to a Qualifying Termination or otherwise), all outstanding equity awards held by the participant will be treated in accordance with the applicable award agreements and the Company’s 2021 Long-Term Incentive Plan, as amended from time to time. Further, in the event a participant is covered by an employment agreement that may duplicate the severance payments and benefits described above, the Committee will reduce or eliminate the duplicative benefits provided for under the Severance Plan.

The foregoing description of the Severance Plan does not purport to be complete and is qualified in its entirety by reference to the Severance Plan, which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On February 27, 2023, the Company issued a press release announcing the Chief Executive Officer transition described in Item 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information included in Item 7.01 of this Current Report on Form 8-K and the exhibits attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Separation Agreement, dated February 24, 2023, by and between Jason Whitaker and Shoals Technologies Group, Inc.

10.2	Shoals Technologies Group, Inc. Executive Severance Plan

99.1	Press Release, dated February 27, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2023	Shoals Technologies Group, Inc.

/s/ Dominic Bardos
Name: Dominic Bardos
Title: Chief Financial Officer